Birner Dental Management Services, Inc.	Exhibit No. 99.1
3801 East Florida Avenue, Suite 508
Denver, Colorado 80210
303-691-0680

FOR IMMEDIATE RELEASE
May 13, 2008

BIRNER DENTAL MANAGEMENT SERVICES, INC.
ANNOUNCES EARNINGS FOR 1Q 2008

DENVER, COLORADO, May 13, 2008. Birner Dental Management Services, Inc. (NASDAQ Capital Market: BDMS), operators of PERFECT TEETH® dental practices, announced results for the quarter ended March 31, 2008. Total dental group practice revenue decreased $479,000, or 3.0%, to $15.3 million. Net revenue decreased $449,000, or 4.1%, to $10.4 million. The Company’s earnings before interest, taxes, depreciation, amortization and non-cash expense associated with stock-based compensation (“Adjusted EBITDA”) decreased $422,000, or 19.0%, to $1.8 million from $2.2 million. Net income for the quarter ended March 31, 2008 decreased $265,000 or 33.9% to $518,000 compared to $783,000 for the same period of 2007. Earnings per share decreased 30.7%, to $.24 for the quarter ended March 31, 2008 compared to $.34 for the quarter ended March 31, 2007.

The decrease in net revenue of $449,000 in the quarter ended March 31, 2008 consisted of a decrease in net revenue from general dentistry of $638,000 offset by an increase in net revenue from specialty dentistry of $189,000. The Company attributes the decline in general dentistry to two fewer general dentists at the end of the quarter and general weakness in the economy in the Company’s markets as reflected by a reduced number of patient procedures and in particular fewer crown and bridge procedures.

The Company’s Board of Directors approved up to $2,000,000 of stock repurchases at their most recent regular quarterly meeting. This amount represents the largest amount that has ever been approved by the Board of Directors for stock repurchases in the open market. The Company continues to remain confident that stock repurchases are a good investment of the Company’s resources.

During the first quarter of 2008, the Company purchased 25,320 shares of its Common Stock for approximately $522,000, distributed $317,000 in dividends to its shareholders, and reduced total debt outstanding by $401,000.

As stated previously, the Company signed a lease in January 2008 for a de novo office in Longmont, Colorado which is expected to open in the second quarter of 2008.

As previously reported, the Company’s Board of Directors approved an increase in its quarterly dividend for 2008 to $.17 per share from $.15 per share in 2007. This increased dividend was first payable on April 11, 2008 to shareholders of record on March 28, 2008.

Birner Dental Management Services, Inc. acquires, develops, and manages geographically dense dental practice networks in select markets in Colorado, New Mexico, and Arizona. The Company currently manages 60 dental offices, of which 35 were acquired and 25 were de novo developments. At March 31, 2008, the Company had 111 general and specialty dentists affiliated with the organization. The Company operates its dental offices under the PERFECT TEETH name.

The Company previously announced it would conduct a conference call to review quarter ended March 31, 2008 results. In addition to current financial and operating results, the teleconference may include discussion of management’s expectation of future financial and operating results. The call will be held on Tuesday, May 13, 2008, at 9:00 a.m. MT. To participate in this conference call, dial in to 1-866-261-3331 and refer to “Birner Dental Management Services, Inc.” approximately five minutes prior to the scheduled time. If you are unable to join in on the conference call on May 13, the rebroadcast number is 1-888-266-2081 with the pass code of 1233173. This rebroadcast will be available through May 27, 2008.

Non-GAAP Disclosures

This press release includes certain non-GAAP financial measures with respect to total dental group practice revenue and Adjusted EBITDA. The non-GAAP financial measures included in this press release may be different from, and therefore may not be comparable to, similar measures used by other companies. Please see the last page of this release for more information on the reconciliation of total dental group practice revenue and Adjusted EBITDA to GAAP measures.

Forward-Looking Statements

Certain of the matters discussed herein may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. These include statements regarding the Company’s cash flow, growth prospects and performance in 2008. These and other risks and uncertainties are set forth in the reports filed by the Company with the Securities and Exchange Commission. The Company disclaims any obligation to update these forward-looking statements.

For Further Information Contact:
Birner Dental Management Services, Inc.
Dennis Genty
Chief Financial Officer
(303) 691-0680

BIRNER DENTAL MANAGEMENT SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
	Quarters Ended
	March 31,
	2007		2008
NET REVENUE: (1)	$10,838,407		$10,389,364

DIRECT EXPENSES:
Clinical salaries and benefits	3,840,292		4,110,342
Dental supplies	560,926		594,185
Laboratory fees	680,206		652,713
Occupancy	1,133,052		1,185,680
Advertising and marketing	148,760		107,449
Depreciation and amortization	610,552		601,014
General and administrative	1,176,496		1,170,015
	8,150,284		8,421,398
Contribution from dental offices	2,688,123		1,967,966

CORPORATE EXPENSES:
General and administrative	1,246,526	(2)	941,104	(2)
Depreciation and amortization	30,828		23,469

Operating income	1,410,769		1,003,393

Interest expense	106,153		77,628

Income before income taxes	1,304,616		925,765
Income tax expense	521,847		408,208

Net income	$782,769		$517,557

Net income per share of Common Stock - Basic	$0.37		$0.25

Net income per share of Common Stock - Diluted	$0.34		$0.24

Cash dividends per share of Common Stock	$0.15		$0.17

Weighted average number of shares of
Common Stock and dilutive securities:
Basic	2,126,376		2,111,085
Diluted	2,306,908		2,200,230

(1)
Total dental group practice revenue less amounts retained by dental offices. Dental group practice revenue was $15,254,252 for the quarter ended March 31, 2008 compared to $15,733,695 for the quarter ended March 31, 2007.

(2)
Corporate expenses - general and administrative includes $173,413 related to stock-based compensation expense in the quarter ended March 31, 2008 and $81,030 of equity compensation expense for a stock award and $90,064 related to stock-based compensation expense in the quarter ended March 31, 2007.

BIRNER DENTAL MANAGEMENT SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	March 31,
ASSETS	2007	2008
	**	(Unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$964,150	$754,002
Accounts receivable, net of allowance for doubtful
accounts of $291,827 and $275,750, respectively	3,008,550	3,473,766
Deferred tax asset	178,591	223,786
Income tax receivable	26,817	-
Prepaid expenses and other assets	620,365	1,014,652
Total current assets	4,798,473	5,466,206
PROPERTY AND EQUIPMENT, net	4,533,531	4,547,002

OTHER NONCURRENT ASSETS:
Intangible assets, net	11,393,590	11,206,964
Deferred charges and other assets	171,687	161,433
Total assets	$20,897,281	$21,381,605
LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$1,945,420	$1,890,656
Accrued expenses	1,334,785	1,279,811
Accrued payroll and related expenses	1,456,477	2,097,829
Income taxes payable	-	448,916
Current maturities of long-term debt	920,000	920,000
Total current liabilities	5,656,682	6,637,212

LONG-TERM LIABILITIES:
Deferred tax liability, net	633,667	588,014
Long-term debt, net of current maturities	4,784,511	4,383,787
Other long-term obligations	291,266	288,418
Total liabilities	11,366,126	11,897,431

SHAREHOLDERS' EQUITY:
Preferred Stock, no par value, 10,000,000 shares
authorized; none outstanding	-	-
Common Stock, no par value, 20,000,000 shares
authorized; 2,123,440 and 2,108,805 shares issued and
outstanding, respectively	3,028,515	2,841,319
Retained earnings	6,536,796	6,695,855
Accumulated other comprehensive loss	(34,156)	(53,000)
Total shareholders' equity	9,531,155	9,484,174
Total liabilities and shareholders' equity	$20,897,281	$21,381,605

** Derived from the Company’s audited consolidated balance sheet at December 31, 2007.

Reconciliation of Total Dental Group Practice Revenue and Adjusted EBITDA

Total dental group practice revenue is the revenue generated at the Company’s offices from professional services provided to its patients. Amounts retained by dental offices represents compensation expense to the dentists and hygienists and is subtracted from total dental group practice revenue to arrive at net revenue. The Company reports net revenue in its financial statements to comply with Emerging Issues Task Force Issue No. 97-2, Application of SFAS No. 94 (Consolidation of All Majority Owned Subsidiaries) and APB Opinion No. 16 (Business Combinations) to Physician Practice Management Entities and Certain Other Entities With Contractual Management Arrangements. Total dental group practice revenue is disclosed because it is a critical component for management’s evaluation of office performance. However, investors should not consider this measure in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with U.S. generally accepted accounting principles (“GAAP”).

	Quarters
	Ended March 31,
	2007	2008

Total dental group practice revenue	$15,733,695	$15,254,252
Less - amounts retained by dental offices	(4,895,288)	(4,864,888)

Net revenue	$10,838,407	$10,389,364

Although Adjusted EBITDA is not a GAAP measure of performance or liquidity, the Company believes that it may be useful to an investor in evaluating the Company’s ability to meet future debt service, capital expenditures and working capital requirements. However, investors should not consider these measures in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with GAAP. In addition, because Adjusted EBITDA is not calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies. A reconciliation of Adjusted EBITDA to net income can be made by adding depreciation and amortization expense - offices, depreciation and amortization expense - corporate, stock-based compensation expense, interest expense, net and income tax expense to net income as in the table below.

	Quarters
	Ended March 31,
	2007	2008
RECONCILIATION OF ADJUSTED EBITDA:
Net income	$782,769	$517,557
Add back:
Depreciation and amortization - Offices	610,552	601,014
Depreciation and amortization - Corporate	30,828	23,469
Stock-based compensation expense	171,094	173,413
Interest expense, net	106,153	77,628
Income tax expense	521,847	408,208

Adjusted EBITDA	2,223,243	1,801,289